                             medix.resources, inc.
                       Connecting the world of healthcare

FOR IMMEDIATE RELEASE   Contacts:   Investors:        Media:

October 16, 2002                        Andrew Brown      Robin Schoen
                                        646/414-1151      215/504-2122

                MEDIX RESOURCES HOLDS ANNUAL SHAREHOLDER MEETING

     New  York,  NY --  Medix  Resources,  Inc.  (AMEX:  MXR)  held  its  Annual
Shareholders Meeting on Tuesday,  October 8, 2002. At the meeting (i) Mr. Samuel
H. Havens and Mr. Guy L. Scalzi were reelected to the Company's  Board;  (ii) an amendment to the Company's  Articles of Incorporation  was approved,  increasing the  number of  shares of the  Company's  common  stock,  par value of $.001 per share,  authorized  for  issuance  from 100  million to 125  million;  and (iii)
shareholders  ratified the  appointment  of Ehrhardt Keefe Steiner & Hottman PC, independent public accountants,  to audit the Company's financial statements for fiscal year 2002.

     Recently  appointed  Medix  President  and CEO  Darryl  R.  Cohen  provided shareholders  present at the meeting with his assessment of the Company's status and outlined his expectations for enhancing the Company's performance, including his  commitment to a strong,  new marketing  direction.  (Mr.  Cohen's  recorded remarks are available on the Company's Website, WWW.CYMEDIX.COM.)

     Mr. Cohen noted that changes in the competitive  landscape require that the
Company  recalibrate its approach to physician marketing and set realistic goals and expectations for Company performance. He also noted several lessons that the company had learned from its  experience to date in Georgia.  Specifically,  Mr.
Cohen  commented on the  near-term  need to develop  multiple  markets  using an aggressive  mix  of  distribution  channels,  including  avenues  that  leverage existing physician  relationships by licensing known,  value-added  resellers to the medical  community.  He also remarked  upon the need to  strengthen  overall brand  awareness  through  execution  of a cost  effective,  national  marketing campaign.  Finally,  Mr. Cohen offered his view of a realistic set of benchmarks that should be achievable with strong  execution of the revised  business model, including:

|X|  6  operating  markets  within 6 month's  time,  12 to 15 markets  within 12 months, and as many as 25-30 markets in 2 to 3 years.
|X|  Between  300-500  physician  users per market  during the initial 6 months, increasing to 2,500-3,000 physician users in 12 months.
|X|  Average monthly revenue of $200-$300 per physician user.

     About Medix Resources, Inc. Medix Resources, Inc., through its wholly owned subsidiary  Cymedix  Lynx  Corporation,  is the  developer  and  provider of the
Cymedix(R)suite of fully secure,  Internet based transaction  software products, that enable  communication  of high value  added  healthcare  information  among physician  offices,  hospitals,  health  management  organizations and insurance companies.  Additional  information  about Medix  Resources and its products and services  can be found by  visiting  its Web sites,  www.medixresources.com  and
WWW.CYMEDIX.COM, or by calling (800) 326-8773.

                                      # # #

Information  in this press  release  contains  forward-looking  statements  that involve risks and  uncertainties  that might adversely affect Medix's  operating results  in the  future to a  material  degree.  Such  risks  and  uncertainties include,  without  limitation,  the ability of Medix to raise capital to finance
the  development  of  its  software   products,   the   effectiveness   and  the
marketability  of those  products,  the  ability of the  Company to protect  its proprietary  information,  and  the  establishment  of  an  efficient  corporate
operating   structure  as  the  Company   grows.   These  and  other  risks  and
uncertainties  are presented in detail in the  Company's  Form 10-K, as amended, for 2001,  which was filed with the SEC on May 24, 2002,  and its Forms 10-Q for the first and second  quarters of 2002,  which were filed with the SEC on May 15 and August 20, 2002, respectively. This information is available from the SEC or the Company.